Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR SECOND QUARTER 2017

•	Revenue $474.3 million

•	Net income attributable to Delta Tucker Holdings, Inc. of $5.7 million

•	Adjusted EBITDA of $39.3 million

•	Total backlog of $4.6 billion

•	DSO of 58 days

MCLEAN, Va. - (August 14, 2017) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI,” and together with Holdings, (the “Company”), a global services provider, today reported second quarter 2017 financial results.

Second quarter revenue was $474.3 million, compared to $451.0 million in the second quarter 2016. The increase in revenue was primarily a result of the new G4 Worldwide Logistics Support contract and increased scope from the LOGCAP IV program, partially offset by decreased volume on the INL Air Wing program and the completion of the Sheppard Air Force Base and Flexible Acquisition and Sustainment Tool ("F2AST") contracts. Net income attributable to Holdings for the second quarter of 2017 was $5.7 million, compared to a net loss of $25.1 million in the second quarter of 2016. The Company reported Adjusted EBITDA of $39.3 million for the second quarter of 2017, compared with $22.0 million for the same period in 2016.

“The company is performing very well. We’ve seen steady top line growth and margin expansion,” said George Krivo, Chief Executive Officer. “Given our recent success, what we are going to do is stay the course and build on our momentum.”

Second Quarter Highlights and Other Recent Developments

•
In April 2017, we completed the redemption of all the remaining $39.3 million principal amount of the Company’s 10.375% Senior Unsecured Notes due 2017 using the proceeds of a capital contribution from an affiliate of Cerberus to the Company.

•
In April 2017, AELS announced the award of the T-6 Contractor Operated and Maintained Base Supply Bridge Contract ("T-6 COMBS Bridge"). The one year contract has a total potential value of $202 million.

•
In May 2017, AOLC announced the award of a contract for logistics support services for government-owned fixed-wing fleets performing transport aircraft missions (C-12, C-26 and UC-35 fleets, with limited services for T-6 fleets). The contract has a one-year initial period and five one-year options with the last option including a three month transition and a total potential contract value of $795.3 million.

•
In June 2017, the DoS Office of Acquisition Management posted a J&A for other than full and open competition detailing its intent to extend the INL Air Wing contract for a six-month base period, with one six-month option period.

•
In June 2017, DynLogistics announced the award of a twelve-month task order contract extension to continue providing base life support and maintenance services in Afghanistan under the LOGCAP IV contract. The contract extension has a total potential value of $217 million.

•
In July 2017, DynLogistics announced the award of the Northcom task order extension to provide vehicle maintenance, inventory warehousing, ammo supply and fuel services at the National Training Center in

California under the LOGCAP IV contract. The task order was extended for one twelve-month option year of which seven months is exercised and a total potential task order value of $126.5 million.

Reportable Segment Results
AELS (Aviation Engineering, Logistics and Sustainment)
Revenue in the second quarter of 2017 was $138.3 million, compared with $138.4 million for the second quarter of 2016. The decrease was primarily due to the completion of the Sheppard Air Force Base contract, partially offset by the Naval Aviation Warfighting Development Center ("NAWDC") contract and the new Contract Field Teams task orders at the Davis-Monthan and Little Rock Air Force Bases.

Adjusted EBITDA was $6.7 million, compared to a loss of $9.7 million for the second quarter of 2016. The increase is primarily due to the transition of the T-6 COMBS contract to the New T-6 Bridge contract with more favorable terms and improved performance from the NAWDC contract.

AOLC (Aviation Operations and Life Cycle Management)
Revenue in the second quarter of 2017 was $151.9 million, compared with $160.2 million for the same period in 2016. The decrease in revenue was primarily due to the completion of the F2AST contract and decreased volume on the INL Air Wing program, partially offset by increased content from the TASM-O contract.

Adjusted EBITDA was $15.0 million, compared to $15.6 million for the second quarter of 2016. The decrease was primarily due to a legal settlement resolved in second quarter of 2016, partially offset by reduced legal expenses, continued productivity in our Middle East contracts and the completion of certain other contracts.

DynLogistics
Revenue in the second quarter of 2017 was $183.6 million, compared with $152.7 million for the same period in 2016. The increase was primarily a result of the increased scope on both the LOGCAP IV program and the ALiSS contract and the new G4 Worldwide Logistics Support contract.

Adjusted EBITDA was $22.8 million, compared to $17.6 million for the second quarter of 2017. The increase was primarily due to strong performance on our LOGCAP IV program, which includes the award of a twelve month extension and new task orders under the ALiSS contract.

Liquidity
Cash provided by operating activities at the end of second quarter of 2017 was $0.3 million compared with $27.6 million for the same period in 2016.

The unrestricted cash balance at quarter-end was $98.9 million with no borrowings outstanding under the Company’s revolving credit facility.

DSO at the end of the second quarter of 2017 was 58 days, a 2-day increase from year-end primarily due to the transition of new contract awards.

Bill Kansky, Chief Financial Officer, added, “Based on our strong results for the first six months of 2017 and good visibility for the remainder of the year, we are raising the full year 2017 Adjusted EBITDA guidance range to $136 million to $140 million. Our updated guidance includes the contribution from our INL program.”

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on August 14, 2017, to discuss results for the second quarter 2017. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 50467323. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on August 14, 2017, through 11:59 p.m. Eastern Time on September 14, 2017. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net income (loss) attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain noncash items from operations and certain other items as defined in our Indenture and New Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Operating Income (Loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include other (loss) income and certain income/expense or gain/loss adjustments under the Company’s debt agreements that are difficult to predict in advance in order to include in a GAAP estimate.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2017 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States (“U.S.”) Department of Defense (“DoD”) is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the INL Air Wing program and LOGCAP IV contracts; the outcome of future extensions on awarded contracts and the outcome of recompetes on existing programs, including but not limited to the ultimate outcome of the recompete process on the INL Air Wing program; changes in the demand for services provided by our joint venture partners; changes due to the pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity contracts and indefinite quantity contracts; the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2017, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

###
(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 24, 2016	June 30, 2017	June 24, 2016
Revenue	$474,288	$450,967	$934,159	$870,957
Cost of services	(409,652)	(410,361)	(809,128)	(782,859)
Selling, general and administrative expenses	(27,168)	(36,959)	(58,886)	(71,048)
Depreciation and amortization expense	(8,589)	(8,911)	(17,144)	(17,203)
Earnings from equity method investees	10	335	52	702
Operating income (loss)	28,889	(4,929)	49,053	549
Interest expense	(17,764)	(17,460)	(36,479)	(33,427)
Loss on early extinguishment of debt	(24)	(328)	(24)	(328)
Interest income	19	22	24	82
Other income, net	144	4,611	1,517	4,963
Income (loss) before income taxes	11,264	(18,084)	14,091	(28,161)
Provision for income taxes	(5,300)	(6,729)	(8,339)	(11,224)
Net income (loss)	5,964	(24,813)	5,752	(39,385)
Noncontrolling interests	(288)	(308)	(563)	(496)
Net income (loss) attributable to DTH, Inc.	$5,676	$(25,121)	$5,189	$(39,881)

Provision for income taxes	5,300	6,729	8,339	11,224
Interest expense, net of interest income	17,745	17,438	36,455	33,345
Depreciation and amortization (1)	9,027	9,161	17,925	17,677
EBITDA (2)	$37,748	$8,207	$67,908	$22,365

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(1,072)	7,871	(1,238)	8,411
Employee share based compensation, severance, relocation and retention expense (4)	345	267	1,475	661
Cerberus fees (5)	626	723	1,276	1,632
Global Advisory Group expenses (6)	1,783	4,907	6,943	9,758
Other (7)	(164)	75	(570)	(284)
Adjusted EBITDA	$39,266	$22,050	$75,794	$42,543

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the three and six months ended June 30, 2017 and June 24, 2016, respectively, which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of June 30, 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 QTD Q2
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$5,991	$14,709	$23,799	$(15,610)	$28,889
Depreciation and amortization expense (1)	301	24	197	8,505	9,027
Loss on early extinguishment of debt	—	—	—	(24)	(24)
Noncontrolling interests	—	—	—	(288)	(288)
Other income (loss), net	43	2	(60)	159	144
EBITDA(2)	$6,335	$14,735	$23,936	$(7,258)	$37,748

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	—	(1,550)	478	(1,072)
Employee share based compensation, severance, relocation and retention expense (4)	181	82	82	—	345
Cerberus fees (5)	176	190	219	41	626
Global Advisory Group expenses (6)	—	—	—	1,783	1,783
Other (7)	—	—	81	(245)	(164)
Adjusted EBITDA	$6,692	$15,007	$22,768	$(5,201)	$39,266

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the three and six months ended June 30, 2017 and June 24, 2016, respectively, which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of June 30, 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY16 QTD Q2
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(10,151)	$9,899	$15,942	$(20,619)	$(4,929)
Depreciation and amortization expense (1)	157	364	60	8,580	9,161
Loss on early extinguishment of debt	—	—	—	(328)	(328)
Noncontrolling interests	—	—	—	(308)	(308)
Other income (loss), net	(76)	4,851	—	(164)	4,611
EBITDA(2)	$(10,070)	$15,114	$16,002	$(12,839)	$8,207

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	211	1,344	6,316	7,871
Employee share based compensation, severance, relocation and retention expense (4)	41	27	102	97	267
Cerberus fees (5)	222	210	196	95	723
Global Advisory Group expenses (6)	—	—	—	4,907	4,907
Other (7)	150	—	—	(75)	75
Adjusted EBITDA	$(9,657)	$15,562	$17,644	$(1,499)	$22,050

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net loss attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the three months ended June 24, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 YTD Q2
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$9,270	$30,375	$41,299	$(31,891)	$49,053
Depreciation and amortization expense (1)	566	48	336	16,975	17,925
Loss on early extinguishment of debt	—	—	—	(24)	(24)
Noncontrolling interests	—	—	—	(563)	(563)
Other income (loss), net	(10)	1,052	47	428	1,517
EBITDA(2)	$9,826	$31,475	$41,682	$(15,075)	$67,908

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	—	(2,306)	1,068	(1,238)
Employee share based compensation, severance, relocation and retention expense (4)	727	329	405	14	1,475
Cerberus fees (5)	377	390	434	75	1,276
Global Advisory Group expenses (6)	—	—	—	6,943	6,943
Other (7)	—	—	41	(611)	(570)
Adjusted EBITDA	$10,930	$32,194	$40,256	$(7,586)	$75,794

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the three and six months ended June 30, 2017 and June 24, 2016, respectively, which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of June 30, 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY16 YTD Q2
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$(8,400)	$18,866	$25,878	$(35,795)	$549
Depreciation and amortization expense (1)	287	398	122	16,870	17,677
Loss on early extinguishment of debt	—	—	—	(328)	(328)
Noncontrolling interests	—	—	—	(496)	(496)
Other income (loss), net	(60)	4,852	13	158	4,963
EBITDA(2)	$(8,173)	$24,116	$26,013	$(19,591)	$22,365

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	542	1,498	6,371	8,411
Employee share based compensation, severance, relocation and retention expense (4)	355	(44)	118	232	661
Cerberus fees (5)	489	463	434	246	1,632
Global Advisory Group expenses (6)	—	—	—	9,758	9,758
Other (7)	115	—	—	(399)	(284)
Adjusted EBITDA	$(7,214)	$25,077	$28,063	$(3,383)	$42,543

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net loss attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the six months ended June 24, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$98,910	$118,218
Restricted cash	—	7,664
Accounts receivable, net of allowances of $16,149 and $17,189, respectively	322,920	300,255
Other current assets	53,771	65,694
Total current assets	475,601	491,831
Non-current assets	169,922	184,706
Total assets	$645,523	$676,537

LIABILITIES AND DEFICIT
Current portion of long-term debt	$20,950	$62,843
Other current liabilities	260,483	278,703
Total current liabilities	281,433	341,546
Long-term debt	553,377	569,613
Other long-term liabilities	26,621	27,315
Total deficit attributable to Delta Tucker Holdings, Inc.	(221,382)	(267,392)
Noncontrolling interests	5,474	5,455
Total deficit	(215,908)	(261,937)
Total liabilities and deficit	$645,523	$676,537

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	June 30, 2017	December 31, 2016
Backlog(1):
Funded backlog	$1,119	$1,403
Unfunded backlog	3,490	2,313
Total Backlog	$4,609	$3,716

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the six months ended
	June 30, 2017	June 24, 2016
Cash Flow Information:
Net cash provided by operating activities	$267	$27,623
Net cash provided by (used in) investing activities	4,238	(25,694)
Net cash used in financing activities	(23,813)	(14,447)

Net cash provided by operating activities	267	27,623
Less: Purchase of property and equipment	(2,674)	(1,882)
Proceeds from sale of property and equipment	536	799
Less: Purchase of software	(400)	(1,417)
Free cash flow	$(2,271)	$25,123